     As filed with the Securities and Exchange Commission on July 26, 1999

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                              IVI CHECKMATE CORP.
            (Exact name of registrant as specified in its charter)

             Delaware                                    58-2375201
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)


                               1003 Mansell Road
                            Roswell, Georgia  30076
                                (770) 594-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               EMPLOYEE STOCK OPTIONS HELD BY MICHAEL P. WALLIS
                           (Full Title of the Plan)

                                John J. Neubert
                              IVI Checkmate Corp.
                               1003 Mansell Road
                            Roswell, Georgia  30076
                            Phone:  (770) 594-6000
                             Fax:  (770) 594-6041
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                               M. Hill Jeffries
                               Alston & Bird LLP
                          1201 West Peachtree Street
                            Atlanta, Georgia  30309
                            Phone:  (404) 881-7000
                             Fax:  (404) 881-4777
                                _______________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                                        Proposed Maximum
         Title of Shares              Amount to be     Proposed Maximum Offering       Aggregate Offering          Amount of
         to be Registered            Registered(1)         Price Per Share(2)              Price (2)            Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share                    33,326 shares                $2.70                     $89,980.20                $25.01
==================================================================================================================================

(1) This registration statement also covers any additional shares that may hereafter be issued as a result of the adjustment and anti-dilution provisions of the options.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the exercise prices of the outstanding options.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     (a) The documents constituting Part I of this registration statement will be sent or given to the optionholder as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

     (b) Upon written or oral request, the registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to John J. Neubert, Executive Vice President - Finance and Administration of the registrant, 1003 Mansell Road, Roswell, Georgia 30076.

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  Incorporation of Certain Documents by Reference

     The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998;

     (3) The description of common stock contained in the registrant's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

     (4) All other documents subsequently filed by the registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  Description of Securities

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel

     Not applicable.

ITEM 6.  Indemnification of Directors and Officers

     The registrant's bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by Delaware law.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In addition, pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation of the registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  Exemption from Registration Claimed

     Not applicable.

ITEM 8.  Exhibits

     The following exhibits either (1) are filed herewith or (2) have previously been filed with the SEC and are incorporated herein by reference to such prior filings. Previously filed registration statements and reports which are incorporated herein by reference are identified in the column captioned "SEC Document Reference." The registrant will furnish any exhibit upon request to John J. Neubert, Executive Vice President - Finance and Administration of the registrant, 1003 Mansell Road, Roswell, Georgia 30076. There is a charge of $.50 per page to cover expenses of copying and mailing.

Exhibit No.               Description                               SEC Document Reference
-----------               -----------                               ----------------------
4.1               Certificate of Incorporation, as         Exhibit 3.1 to the registrant's Registration
                  amended                                  Statement on Form S-4  (No. 333-______ filed
                                                           concurrently herewith)

4.2               Bylaws                                   Exhibit 3.2 to the registrant's Registration
                                                           Statement on Form S-4  (No. 333-53629)

4.3               Specimen common stock certificate        Exhibit 4.1 to the registrant's Registration
                                                           Statement on Form S-4  (No. 333-53629)

4.4               Stockholder Protection Rights            Exhibit 4.2 to the registrant's Registration
                  Agreement, dated as of September 16,     Statement on Form S-4  (No. 333-______ filed
                  1998, between IVI Checkmate Corp. and    concurrently herewith)
                  First Union National Bank, as Rights
                  Agent (which includes as Exhibit A
                  thereto the Form of Rights Certificate
                  and as Exhibit B thereto the Form of
                  Certificate of Designations,
                  Preferences, Limitations and Relative
                  Rights of Series C Junior
                  Participating Preferred Stock of IVI
                  Checkmate Corp.), as amended on April
                  6, 1999

5                 Opinion of Alston & Bird LLP as to the   Filed herewith
                  validity of the securities being
                  registered, including consent

23.1              Consent of Alston & Bird LLP             Included in Exhibit 5

23.2              Consent of Ernst & Young LLP             Filed herewith

23.3              Consent of Coopers & Lybrand             Filed herewith

24                Power of Attorney                        Included on signature page


ITEM 9.    Undertakings

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        (signatures on following page)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on July 23, 1999.


                                             IVI CHECKMATE CORP.



                                             By:  /s/ L. Barry Thomson
                                                -----------------------------
                                                L. Barry Thomson, President
                                                and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Neubert, L. Barry Thomson and Victor Young, and each of them, with the power to act without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file any of the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 23rd day of July, 1999.

                Signature                                              Title
                ---------                                              -----
/s/ L. Barry Thomson                                 President, Chief Executive Officer and
------------------------------------------           Director
L. Barry Thomson


/s/ J. Stanford Spence                               Chairman of the Board
------------------------------------------
J. Stanford Spence


/s/ George Whitton                                   Vice Chairman of the Board
------------------------------------------
George Whitton

/s/ Gerard Compain                                         Director
------------------------------------------
Gerard Compain

/s/ Gregory A. Lewis                                       Director
------------------------------------------
Gregory A. Lewis

/s/ Paul W. Noblett                                        Director
------------------------------------------
Paul W. Noblett

/s/ Bertil D. Nordin                                       Director
------------------------------------------
Bertil D. Nordin

/s/ Gareth Owen                                            Director
------------------------------------------
Gareth Owen

/s/ Peter E. Roode                                         Director
------------------------------------------
Peter E. Roode

/s/ John J. Neubert                                        Executive Vice President-Finance and Administration,
------------------------------------------                 Chief Financial Officer, Treasurer and Secretary
John J. Neubert

                                 EXHIBIT INDEX

Exhibit No.                   Description                              SEC Document Reference                 Page No.
-----------                   -----------                              ----------------------                 --------
      4.1         Certificate of Incorporation, as         Exhibit 3.1 to the registrant's Registration
                  amended                                  Statement on Form S-4  (No. 333-______ filed
                                                           concurrently herewith)

      4.2         Bylaws                                   Exhibit 3.2 to the registrant's Registration
                                                           Statement on Form S-4  (No. 333-53629)

      4.3         Specimen common stock certificate        Exhibit 4.1 to the registrant's Registration
                                                           Statement on Form S-4  (No. 333-53629)

      4.4         Stockholder Protection Rights            Exhibit 4.2 to the registrant's Registration
                  Agreement, dated as of September 16,     Statement on Form S-4  (No. 333-______ filed
                  1998, between IVI Checkmate Corp. and    concurrently herewith)
                  First Union National Bank, as Rights
                  Agent (which includes as Exhibit A
                  thereto the Form of Rights Certificate
                  and as Exhibit B thereto the Form of
                  Certificate of Designations,
                  Preferences, Limitations and Relative
                  Rights of Series C Junior
                  Participating Preferred Stock of IVI
                  Checkmate Corp.), as amended on April
                  6, 1999

       5          Opinion of Alston & Bird LLP as to the   Filed herewith                                             10
                  validity of the securities being
                  registered, including consent

      23.1        Consent of Alston & Bird LLP             Included in Exhibit 5

      23.2        Consent of Ernst & Young LLP             Filed herewith                                             12

      23.3        Consent of Coopers & Lybrand             Filed herewith                                             13

       24         Power of Attorney                        Included on signature page